FINANCIAL STATEMENTS
(Unaudited)

MARCH 31, 2007 AND 2006

MICROWAVE SATELLITE TECHNOLOGIES, INC.

MICROWAVE SATELLITE TECHNOLOGIES, INC.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
CONDENSED BALANCE SHEETS
	March 31, 2007	December 31, 2006
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$126,936	$114,468
Accounts receivable, net of allowance for doubtful accounts of $10,000 at March 31, 2007 and December 31, 2006	117,719	100,146
Income tax receivable	261,517	261,517
Prepaid expenses and deposits	168,299	76,056
Total current assets	674,471	552,187

Property and equipment (Note D):
Furniture and equipment, at cost	271,694	268,514
Less: accumulated depreciation	48,871	37,683
Total property and equipment, net	222,823	230,831

Cable equipment and installations (Note E):
Cable equipment and installations, at cost	3,927,114	3,684,237
Less: accumulated depreciation	483,367	344,045
Total Cable equipment and installations, net	3,443,747	3,340,192

Other assets:
Intangible assets, net of accumulated amortization of $359,323 and $282,325 at March 31, 2007 and December 31, 2006, respectively (Note C)	2,104,604	2,181,602
Goodwill (Note B)	1,958,198	1,958,198
Investment in affiliates (Note F)	54,803	54,803
Deposits	12,600	12,600
Total other assets	4,130,205	4,207,203

Total Assets	$8,471,246	$8,330,413

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities (Note K)	$1,109,878	$955,803
Line of credit (Note G)	-	-
Current portion of long-term debt (Note H)	5,463	6,555
Note Payable - officer (Note J)	80,444	80,444
Income tax refund due to officer (Note J)	291,000	291,000
Due to parent company (Note J)	6,872,916	5,603,310
Deferred revenue	96,393	96,463
Total current liabilities	8,456,094	7,033,575

Long-term liabilities:
Long-term debt - less current portion (Note H)	-	547
Total long-term liabilities	-	547

Commitments and contingencies (Note L)	-	-

Stockholders’ equity (Note I)
Common stock, no par value, 1000 shares authorized; 300 shares issued and 125 shares outstanding as of March 31, 2007 and December 31, 2006.	3,592,961	3,592,961
Treasury stock	(75,000)	(75,000)
Accumulated deficit	(3,502,809)	(2,221,670)
Total stockholders’ equity	15,152	1,296,291
Total Liabilities and Stockholders’ Equity	$8,471,246	$8,330,413
See accompanying notes to condensed unaudited financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Unaudited)

	January 1 to March 31, 2007	Predecessor January 31, 2006	Successor February 1 to March 31, 2006	January 1 to March 31, 2006

Revenue, net	$486,906	$140,643	$307,782	$448,425

Cost of Sales	789,497	136,139	338,884	475,023

Gross Profit (Loss)	(302,591)	4,504	(31,102)	(26,598)

Operating Expenses:
Selling, General and Administrative	772,654	544,190	271,222	828,412
Depreciation and Amortization	88,185	3,854	66,162	70,016
Total Operating Expense	860,839	548,044	337,384	898,428

Loss from Operations	(1,163,430)	(543,540)	(368,486)	(912,026)

Other Income (Expense):
Interest Income	4	-	-	-
Interest Expense	(117,713)	(4,359)	(5,296)	(9,655)
Total Other Income (Expenses)	(117,709)	(4,359)	(5,296)	(9,655)

Loss Before Provision for Income Taxes & Minority Interest	(1,281,139)	(547,899)	(373,782)	(921,681)

Provision for Income Tax	-	924,162	(121,486)	802,676

Net (Loss)	$(1,281,139)	$(1,472,061)	$(252,296)	$(1,724,357)

Loss per common share (basic and diluted)	$10,249	$11,776	$2, 018	$13,794

Weighted average common shares outstanding (basic and diluted)	125	125	125	125

See accompanying notes to condensed unaudited financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JANUARY 1, 2007 THROUGH MARCH 31, 2007
(Unaudited)

	Common Shares Issued	Treasury Shares	Treasury Stock, at cost	Common Stock	Accumulated (Deficit )	Total
Balance at December 31, 2006 -Successor Period	300	175	$(75,000)	$3,592,961	$(2,221,670)	$1,296,291
Net loss	-	-	-	-	(1,281,139)	(1,281,139)
Balance at March 31, 2007 -Successor Period	300	175	$(75,000)	$3,592,961	$(3,502,809)	$15,152

See accompanying notes to condensed unaudited financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Unaudited)
	January 1 to March 31, 2007	Predecessor January 31, 2006	Successor February 1 to March 31 2006	January 1 to March 31 2006
Increase (Decrease) In Cash and Equivalents
Cash Flows from Operating Activities:
Net loss from operating activities	$(1,281,139)	$(1,472,061)	$(252,296)	$(1,724,357)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Investment in affiliate	-	4,948	-	4,948
Depreciation, including Cable equipment and installations	150,510	25,691	49,414	75,105
Amortization	76,998	353	59,167	59,520
Due from affiliate	-	19,936	-	19,936
Increase / decrease in:
Accounts receivable, trade and other	(17,573)	77,928	(56,315)	21,613
Prepaid expenses and deposits	(92,243)	71,086	(18,928)	52,158
Income tax receivable	-	147,971	(121,486)	26,485
Deferred income tax	-	1,067,191	-	1,067,191
Deferred revenue	(69)	(5,535)	91	(5,444)
Accounts payable, accrued expenses, net	154,073	178,939	107,274	286,213
Net Cash Provided by (Used In) Operating Activities	(1,009,442)	116,447	(233,079)	(116,632)

Cash Flows From Investing Activities:
Costs of Cable equipment and installations	(242,877)	(111,591)	(392,930)	(504,521)
Purchase of property and equipment, net	(3,180)	(13,744)	-	(13,744)
Net Cash (Used In) Investing Activities	(246,057)	(125,335)	(392,930)	(518,265)

Cash Flows From Financing Activities:
Advances from Parent Company, net	1,269,606	-	993,958	993,958
Proceeds (Repayment) from line of credit	-	45,963	(408,582)	(362,619)
Repayments of Notes Payable	(1,639)	(546)	(1,928)	(2,474)
Net Cash Provided By Financing Activities	1,267,967	45,417	583,448	628,865
Net Increase (Decrease) In Cash and Equivalents	12,468	36,529	(42,561)	(6,032)
Cash and cash equivalents at the beginning of the period	114,468	22,855	59,384	22,855
Cash and cash equivalents at the end of the period	$126,936	$59,384	$16,823	$16,823

Supplemental Disclosures of Cash Flow Information:
Cash transactions:
Cash paid during the period for interest	$-	$4,363	$-	$4,363
Income taxes paid	$-	$-	$-	$-

Acquisition by Telkonet, Inc. (Note B):
Subscriber list - intangible asset	-	-	2,463,927	2,463,927
Goodwill	-	-	1,058,198	1,058,198
Investment by Telkonet, Inc.	$-	$-	$3,522,125	$3,522,125

See accompanying notes to condensed unaudited financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

Microwave Satellite Technologies, Inc. (the “Company”), formed in New Jersey in 1982, is a carrier class communications technology company that specializes in providing a true Quad-Play services including video, voice, high-speed internet and Wi-Fi to Multiple Tenant Units (MTUs) and Multiple Dwelling Units (MDUs).

New Basis of Accounting.

In January 2006, Telkonet, Inc., a Utah corporation (“Telkonet”) whose stock is listed for trading on the American Stock Exchange under the symbol (“TKO”), acquired a 90% interest in MST.

In accordance with Emerging Issues Task Force Issue No. D-97, Push Down Accounting, as a result of the change in control of us that occurred on January 31, 2006, we have applied “push down” accounting, which requires that the proportionate basis of the assets acquired and liabilities assumed be “pushed down” to us based upon their estimated fair market values. We make estimates and judgments in determining the fair value of the acquired assets and liabilities. We base our determination on independent appraisal reports, as well as our internal judgments based upon the existing facts and circumstances. If we were to use different judgments or assumptions, the amounts assigned to the individual assets or liabilities could be materially different.

The primary changes to the balance sheet reflect:

•	the recording of the fair value of the Company’s subscriber list

•	the recording of the fair value of goodwill

•	elimination of the accumulated earnings; and

•	a increase in additional paid-in capital from these adjustments

Although Microwave Satellite Technologies, Inc. continued as the same legal entity after the acquisition, the application of push down accounting represents the termination of the old accounting entity and the creation of a new one. As a result, the accompanying consolidated statements of operations, cash flows and stockholders’ equity are presented for two periods: Predecessor and Successor, which relate to the period preceding the acquisition and the period succeeding the acquisition, respectively. The Company refers to the operations of Microwave Satellite Technologies, Inc. for both the Predecessor and Successor periods.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The allowance for doubtful accounts was $10,000 at March 31, 2007 and December 31, 2005, respectively.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful life ranges from 5 to 15 years.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted discounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

The Company accounts for the revenue, costs and expense related to residential cable services as the related services are performed in accordance with SFAS No. 51, Financial Reporting by Cable Television Companies. Installation revenue for residential cable services is recognized to the extent of direct selling costs incurred. Direct selling costs have exceeded installation revenue in all reported periods. Generally, credit risk is managed by disconnecting services to customers who are delinquent. The capitalized cost of this equipment is depreciated from three to ten years, on a straight-line basis down to the Company’s original estimate of the projected value of the equipment at the end of the scheduled lease term.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $65,282, and $7,328 in advertising costs during the three months ended March 31, 2007 and 2006, respectively.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Liquidity

As shown in the accompanying financial statements, the Company has incurred a net loss of $1,281,139 and $1,724,357 for the three months ended March 31, 2007 and 2006, respectively. As of March 31, 2007, the Company's current assets are behind its current liabilities by $7,781,623, with cash and cash equivalents representing $126,936.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

NOTE B - ACQUISITION BY TELKONET, INC.

On January 31, 2006, the Telkonet acquired a 90% interest in the Company from Frank Matarazzo, the sole stockholder, in exchange for $1.8 million in cash and 1.6 million unregistered shares of Telkonet’s common stock for an aggregate purchase price of $9,000,000. The purchase price of $9,000,000 was increased by $117,822 for direct costs related to the acquisition. These direct costs included legal, accounting and other professional fees. The cash portion of the purchase price was paid in two installments, $900,000 at closing and $900,000 in February 2007. The stock portion is payable from Telkonet shares held in escrow, 400,000 Telkonet shares at closing and the remaining 1,200,000 “purchase price contingency” Telkonet shares issued based on the achievement of 3,300 “Triple Play” subscribers over a three year period. In the year ended December 31, 2006, Telkonet issued 200,000 shares of the purchase price contingency valued at $900,000 as an adjustment to Goodwill.

The acquisition by Telkonet was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The value of the Telkonet’s common stock issued as a part of the acquisition was determined based on the average price of Telkonet’s common stock for several days before and after the acquisition.

The components of the purchase price were as follows:

	As Reported	Including Purchase Price Contingency (*)
Telkonet Common stock	$2,700,000	$7,200,000
Cash	1,800,000	1,800,000
Direct acquisition costs	117,822	117,822
Net Purchase price	4,617,822	9,117,822

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE B - ACQUISITION BY TELKONET, INC. (continued)

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management’s best estimates. The purchase price was allocated to the fair value of assets acquired and liabilities assumed as follows:

	As Reported	Including Purchase Price Contingency (*)
Cash and other current assets	$346,548	$346,548
Equipment and other assets	1,310,125	1,310,125
Subscriber lists	2,463,927	2,463,927
Goodwill and other intangible assets	1,958,198	6,458,198
Subtotal	6,078,798	10,578,798
Current liabilities	1,460,976	1,460,976
Total	$4,617,822	$9,117,822

(*) At the date of the acquisition, the effect of the “purchase price contingency” shares valued at approximately $5.4 million had not been recorded in accordance with FAS 141. In the second quarter of 2006, Telkonet issued 200,000 shares of the purchase price contingency valued at $900,000 as an adjustment to Goodwill.

Goodwill and other intangible assets represent the excess of the purchase price over the fair value of the net tangible assets acquired. Telkonet engaged an independent firm to assist in allocating the excess purchase price to the intangible assets and goodwill as appropriate. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually. The subscriber list was independently valued at $2,463,927 with an estimated useful life of eight years.

The acquisition of MST resulted in the valuation by an independent appraiser of MST’s subscriber lists as intangible assets. The MST subscriber list was determined to have an eight-year life. This intangible was amortized using that life, and amortization from the date of the acquisition through March 31, 2007, was taken as a charge against income in the statement of operations. In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the intangible asset subject to amortization was reviewed for impairment at December 31, 2006. Goodwill of $1,958,198, excluding the remaining purchase price contingency, represented the excess of the purchase price over the fair value of the net tangible and intangible assets acquired.

At December 31, 2006, the Company performed an impairment test on the goodwill and intangibles acquired, it was determined that there were no changes in the carrying value of goodwill and intangibles acquired.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE C - INTANGIBLE ASSETS

At March 31, 2007, intangible assets are stated at their estimated fair market value (determined June 8, 2006) based upon a valuation performed by an independent third-party. This valuation was obtained in connection with the “push down” accounting performed as a result of the change in control of the Company.

Total identifiable intangible assets carrying value at March 31, 2007 are:

	Gross Carrying Amount	Accumulated Amortization	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable tangible Assets:
Subscriber lists	$2,463,927	(359,323)	2,104,604	$-	8.0

Total Amortized Identifiable Intangible Assets	$2,463,927	(359,323)	2,104,604	$-
Unamortized Identifiable Intangible Assets:	None
Total	$2,463,927	(359,323)	2,104,604	$-

Total identifiable intangible assets carrying value at December 31, 2006 are:

	Gross Carrying Amount	Accumulated Amortization	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable tangible Assets:
Subscriber lists	$2,463,927	(282,325)	2,181,602	$-	8.0

Total Amortized Identifiable Intangible Assets	$2,463,927	(282,325)	2,181,602	$-
Unamortized Identifiable Intangible Assets:	None
Total	$2,463,927	(282,325)	2,181,602	$-

Total amortization expense charged to operations for the year ended March 31, 2007 and 2006 was $76,998 and $59,520, respectively. Estimated amortization expense as of March 31, 2007 is as follows:

Fiscal
2007	$230,993
2008	307,991
2009	307,991
2010	307,991
2011	307,991
2012 and after	641,647
Total	$2,104,604

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

The Company maintained intangible assets of $42,688, net of $20,812 accumulated amortization until January 31, 2006. The amortization expense for January 2006 amounted to $353. The asset was amortized over a 15 year period and subsequently included in the value of the subscriber list asset as of the January 31, 2006 acquisition by Telkonet.

NOTE D - PROPERTY, PLANT AND EQUIPMENT

The Company’s property and equipment at March 31, 2007 and December 31, 2006 consists of the following:

	2007	2006
Leasehold Improvements	$169,636	$169,636
Office Fixtures and Furniture	102,058	98,878
Total	271,694	268,514
Accumulated Depreciation	(48,871)	(37,683)
	$222,823	$230,831

NOTE D - PROPERTY, PLANT AND EQUIPMENT (continued)

Depreciation expense included as a charge to income was $11,188 and $10,496 for the three months ended March 31, 2007 and 2006, respectively. At January 31, 2006, the Telkonet acquisition date, the Company was obligated to adjust the property, plant and equipment to net book value resulting in a write-down of accumulated depreciation (see note A).

NOTE E - CABLE EQUIPMENT AND INSTALLATIONS

The Company currently maintains service agreements with approximately twenty (20) MDU and MTU properties and the equipment is capitalized under Cable Equipment and Installations. Generally, under the terms of a service agreement, the Company provides either (i) “bulk services,” which may include one or all of a bundle of products and services, at a fixed price per month to the owner of the MDU or MTU property, and contract with individual residents for enhanced services, such as premium cable channels, for a monthly fee or (ii) contract with individual residents of the MDU property for one or more basic or enhanced services for a monthly fee.

Equipment maintained for customers under Cable Equipment and Installations is recorded at cost and is depreciated on the straight line basis to its estimated residual value. Estimated useful lives are three to ten years. Cable equipment and installations at March 31, 2007 and December 31, 2006 consist of the following:

	March 31, 2007	December 31, 2006
Cable equipment and installations	$3,927,114	$3,684,237
Less: accumulated depreciation	(483,367)	(344,045)
Capitalized equipment, net of accumulated depreciation	3,443,747	3,340,192
Less: estimated reserve for residual values	-	-
Capitalized Cable equipment and installations, net	$3,443,747	$3,340,192

Depreciation expense included as a charge to income was $139,322 and $64,609 for the years ended March 31, 2007 and 2006, respectively. At January 31, 2006, the Telkonet acquisition date, the Company was obligated to adjust the cable equipment and installations to net book value resulting in a write-down of accumulated depreciation (see Note A).

The following is a schedule by years of minimum future rentals under bulk services of non-cancellable operating agreements as of March 31, 2007:

2007	$313,820
2008	413,760
2009	413,760
2010	385,818
2011	329,934
Thereafter	405,730
$2,262,822

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE F - LONG-TERM INVESTMENTS

Interactivewifi.com, LLC

MST maintains an investment in Interactivewifi.com, LLC a privately held company. This investment represents an equity interest of approximately 50% at March 31, 2007. Interactivewifi.com is engaged in providing internet and related services to customers throughout metropolitan New York through a joint venture with MST. MST accounted for this investment under the cost method, as MST does not have the ability to exercise significant influence over operating and financial policies of the investee. Telkonet reviewed the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values of the investment. The fair value of MST’s investment in Interactivewifi.com amounted to $54,803 as of March 31, 2007 and December 31, 2006, respectively.

NOTE G - LINE OF CREDIT

The Company had a line-of-credit available with Sun National Bank in the amount of $500,000 to be used for working capital. Advances against this line are payable with interest based on the 30-day LIBOR index plus 2%. The line was collateralized by all the business assets of the Company and personally guaranteed by the Company’s Chief Executive Officer. The line-of-credit was paid in full and closed on January 31, 2006 in conjunction with the acquisition by Telkonet.

In addition, the Company had a line-of-credit with Sun National Bank in the amount of $1,000,000 to be used for equipment purchases. Advances against the line would be subject to interest based on the 30-day LIBOR index plus 2%. The line is collateralized by all the business assets of the Company and is also personally guaranteed by the Company’s Chief Executive Officer up to 50% of the indebtedness, or $500,000, whichever is less. There were no advances against the line and the Sun National Bank line was closed on January 31, 2006.

NOTE H - NOTE PAYABLE

	2007	2006
Note payable in monthly installments of $546 with no interest. The note is collateralized by transportation equipment. Maturity dated January 2008.	$5,463	$7,102

Less: current portion	5,463	6,555

Amount Due After One Year	$-	547

Following are the maturities of long-term debt for each of the next two years:

2007	$5,463
2008	-
$5,463

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE I - CAPITAL STOCK

The company has authorized 1,000 shares of common stock, with no par value per share. As of March 31, 2007 and December 31, 2006, the Company has 300 shares of common stock issued and 125 shares of common stock outstanding. Additionally, the Company has 175 shares of common stock in Treasury at a cost of $75,000.

NOTE J - RELATED PARTY TRANSACTIONS

We have a co-marketing agreement with Telkonet. We have made payments of $7,360and $0 to Telkonet pursuant to the terms of this agreement in the three months period ended March 31, 2007 and 2006, respectively.

As of March 31, 2007, Telkonet has made an aggregate of $6,872,916 in unsecured loans to us. The loans bear interest at the prime rate and interest expense for the three months period ended March 31, 2007, and 2006 amounted to $117,713, and $5,296, respectively .

On August 17, 2005, the Company issued a non-interest bearing demand promissory note in the amount of $100,000 due to Frank Matarazzo, MST Chief Executive Officer. As of March 31, 2007, and December 31, 2006, $80,444 remains outstanding under the note.

An estimated $291,000 income tax receivable due to the Company for certain carryback tax losses of MST for the period prior to the Company’s acquisition is payable to Frank Matarazzo.

In February 2006, the Company entered into a one-year professional services agreement with Global Transport Logistics, Inc. (“GTI”), for consulting services for which GTI is paid a fee of $10,000 per month. GTI is 100% owned by Eileen Matarazzo, the sister-in-law of MST’s Chief Executive Officer.

NOTE K - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at March 31, 2007, and December 31, 2006 are as follows:

	2007	2006
Accounts payable	$649,024	$473,760
Accrued payroll and payroll taxes	32,767	60,471
Other	428,087	421,573
Total	$1,109,878	$955,804

NOTE L - COMMITMENTS AND CONTINGENCIES

Office Leases Obligations

MST presently leases 12,600 square feet of commercial office space in Hawthorne, New Jersey for its office and warehouse spaces. This lease will expire in April 2010.

Commitments for minimum rentals under non cancelable leases at March 31, 2007 are as follows:

2007	$58,572
2008	78,096
2009	78,096
2010	26,032
2011 and thereafter	-
Total	$240,796

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

Rental expenses charged to operations for the year ended March 31, 2007 and 2006 are $31,774 and $26,882, respectively.

Employment and Consulting Agreements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company’s proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NOTE M - 401K PROFIT SHARING PLAN

The Company maintains a defined contribution profit sharing plan for employees (the “401(k)”) that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of three months of employment, subject to minimum age requirements. Each year the Company makes a contribution to the 401(k) without regard to current or accumulated net profits of the Company. These contributions are allocated to participants in amounts of 100% of the participants’ contributions up to 1% of each participant’s gross pay, then 10% of the next 5% of each participant’s gross pay (a higher contribution percentage may be determined at the Company’s discretion). In addition, the Company makes a one-time, annual contribution of 3% of each participant’s gross pay to each participant’s contribution account in the 401(k) plan. Participants become vested in equal portions of their Company contribution account for each year of service until full vesting occurs upon the completion of six years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.

Note N - Income Taxes

The income tax expense (benefit) for the Company is as follows:

Predecessor January 31, 2006	Successor February 1 to March 31, 2006	Total January 1 to March 31, 2006	January 1 to March 31, 2007

$924,162	$(121,486)	$(802,676)	-

Since Company management believes that it is not more likely than not that its deferred tax assets will be realized, the Company has recorded a full valuation allowance against its net deferred tax assets and is not anticipating the release of this valuation allowance during the current year.  The Company reported book losses for the three month periods ended March 31, 2007 and 2006 of $1,781,139 and $1,724,357, respectively.  No tax benefit was recorded in 2007 as a result of the anticipated loss position of the Company for the year and the full valuation allowance on the deferred tax assets.